Exhibit 99.1

FLUENT ANNOUNCES $10.3 PRIVATE PLACEMENT OF SECURITIES

NEW YORK, Aug. 19, 2025 (GLOBE NEWSWIRE) -- Fluent, Inc. (NASDAQ: FLNT) (the “Company”), a leader in commerce media, today announced that it has entered into a definitive agreement for the issuance and sale of an aggregate of 5,871,427 shares of its common stock (or pre-funded warrants in lieu thereof) at an effective purchase price of $1.75 per share and accompanying warrant in a private placement. The warrants will have an exercise price of $2.21 per share, will be exercisable commencing six months and one day from the date of issuance and will expire on the fifth anniversary of the date of initial exercisability. The pre-funded warrants will have an exercise price of $0.0005 and those purchased by officers and directors of the Company will be exercisable commencing upon receipt of stockholder approval of the issuance of such pre-funded warrants and the shares of common stock issuable upon exercise thereof under Nasdaq’s compensation rules and will expire when exercised in full. The private placement is expected to close on or about August 19, 2025, subject to the satisfaction of customary closing conditions.

Don Patrick, Chief Executive Officer of Fluent, commented, "The triple digit growth rate of our Commerce Media Solutions business continues to drive an exciting transformation in our business as a growing list of world-class brands choose Fluent for their commerce media needs. This capital raise -- which includes both fundamental institutional investors and insiders -- bolsters our balance sheet and fuels the plans we have set out for our company and its stockholders.”

The Benchmark Company, LLC, a StoneX Company, (“Benchmark”) is acting as the sole placement agent for the offering. The Kestrel Merchant Partners group (“Kestrel”) at Benchmark was responsible for sourcing and executing the offering. An affiliate of Kestrel is purchasing shares and accompanying warrants in the offering on the same terms as the other investors.

The gross proceeds to the Company from the private placement are expected to be approximately  $10.3 million, before deducting the placement agent's fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the warrants and pre-funded warrants, if fully-exercised on a cash basis, would be approximately $13.0 million; however, no assurance can be given that any of such warrants will be exercised on a cash basis, or at all. The Company currently intends to use the net proceeds from the private placement for working capital and general corporate purposes.

The securities were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company has agreed to file a registration statement under the Act with the Securities and Exchange Commission (the "SEC"), covering the resale of the shares of common stock issuable pursuant to the private placement no later than 30 days following the date of the definitive agreement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days following the date of the definitive agreement (90 days in the event of a "full review" by the SEC).

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging exclusive ad inventory, robust first-party data, privacy-first infrastructure, and proprietary machine learning, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. Founded in 2010, Fluent uses its deep expertise in performance marketing to drive monetization and increase engagement at key touchpoints across the customer journey. For more insights, visit https://www.fluentco.com.

Forward-Looking Statements

This press release includes forward-looking statements based upon the Company’s current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions including, but not limited to, market and other conditions, the completion of the private placement, the satisfaction of customary closing conditions related to the private placement, the intended use of net proceeds from the private placement, the growth of the Company’s Commerce Media Solutions business and the Company’s ability to meet its projections. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on these forward-looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled "Risk Factors" in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. All such statements speak only as of the date of this press release. Consequently, forward-looking statements should be regarded solely as the Company’s current plans, estimates, and beliefs. The Company cannot guarantee future results, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Contact Information

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com